EXHIBIT 99.1

QCR Holdings, Inc. Announces Gain From the Sale of Merchant Credit Card Acquiring Business

MOLINE, Ill., Aug. 29, 2008 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) announced today that the Company has sold its Merchant Credit Card Acquiring business to Veracity Payment Solutions, Inc. ("Veracity"). The transaction will result in an after-tax gain of approximately $3.0 million in the third quarter of 2008.

The Company's subsidiary, Quad City Bancard, Inc. ("Bancard"), has provided credit card processing services to clients of the Company's subsidiary banks as well as approximately 100 agent banks since 1995. Bancard's services have historically consisted of two distinct business segments, Merchant Credit Card Acquiring (the processing of credit card transactions for merchants) and Cardholder (providing credit cards and related services to consumer and commercial clients).

Bancard's Merchant Credit Card Acquiring business provides processing services to a network of small and medium-sized businesses. Contracts for processing are obtained either directly by Bancard's sales representatives, referrals from the Company's four subsidiary banks, or through acquiring relationships with agent banks. The Merchant Credit Card Acquiring business consists of approximately 3,600 active merchant relationships that generated over $380 million in total net sales volume during 2007.

"We are very pleased to have entered into this partnership with Veracity to bring our clients enhanced solutions for their merchant processing needs, while preserving the personal client relationships that our staff have developed. The ability to provide high quality merchant credit card acquiring services to the commercial clients of our subsidiary banks and our agent banks is very important to our QCR Holdings, Inc. relationship based service model," stated Todd A. Gipple, the Chief Operating Officer and Chief Financial Officer of the Company, who also serves as President and CEO of Bancard. He added, "The escalating risk management, compliance and technology requirements of the credit card industry have made it increasingly difficult for our Company to generate appropriate operating margins in this business given the size of our merchant portfolio. Partnering with Veracity provides the enhanced resources that our merchant clients deserve, while retaining the highest levels of personal service for which our staff has been known. By selling our Merchant Credit Card Acquiring business to Veracity, and partnering with them to provide these services to our clients, we are insuring that our clients continue to receive exceptional service. Veracity has hired the merchant acquiring sales and servicing team from Bancard, so our clients will continue to be served by the same staff that they have a relationship with today. This experienced team will now be armed with the additional products, services, and depth of technology and resources that Veracity can provide."

Joe Cohane, President and CEO of Veracity Payment Solutions, Inc. added, "It was very apparent from the onset that Veracity and QCR Holdings shared a similar cultural vision, that strong relationships are the key component in successful partnerships. Our community bank processing model is more than just a referral program, it is a collaborative and consultative approach to improve the overall performance of the payment experience of retailers, bank partners and the employees who support them. Our global experience in the merchant acquiring business has shown there is no substitution for local expertise driving customized solutions. Quad City Bancard has built a fabulous reputation for providing exceptional and unique services. We are extremely pleased that the merchant acquiring staff of Bancard is joining the Veracity team. Our new partnership will enhance the overall community bank payment processing offering."

The Company will continue to provide Cardholder services to the consumer and commercial clients of the Company's four subsidiary banks and its agent banks. The Bancard staff currently providing cardholder services will become employees of Quad City Bank & Trust's Correspondent Banking Division to more closely align these services with the other products and services that the Correspondent Banking Division offers.

Doug Hultquist, President and CEO of the Company stated, "We are very pleased to announce this transaction and our future partnership with Veracity, as we believe that it benefits our clients, our former Bancard employees who are now part of the Veracity team, and our shareholders. When we were evaluating our alternatives for the Merchant Credit Card Acquiring business, Veracity was the clear choice due to their focus on customer service, their experienced team, and their corporate values of integrity and ethical values. We look forward to a successful partnership with Veracity as they provide merchant acquiring solutions to our commercial clients and the commercial clients of our agent banks."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, and First Wisconsin Bank & Trust, which is based in Brookfield, Wisconsin and began operations in 2007, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President,
           Chief Operating Officer,
           Chief Financial Officer
          309.743.7745